                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/ / Preliminary proxy statement     / / Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(12))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               RAILAMERICA, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
        / / No fee required.
        / / Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
         (5) Total fee paid:

-------------------------------------------------------------------------------

       / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

-------------------------------------------------------------------------------
         (2) Form, schedule or registration statement no.:

-------------------------------------------------------------------------------
         (3) Filing party:

-------------------------------------------------------------------------------
         (4) Date Filed:

-------------------------------------------------------------------------------

                               RAILAMERICA, INC.
                          301 Yamato Road, Suite 1190
                           Boca Raton, Florida 33431

             ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1999

             ----------------------------------------------------


To the Stockholders of RailAmerica, Inc.:

         YOU ARE HEREBY INVITED to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of RailAmerica, Inc., a Delaware corporation (the "Company"), which will be held at The Empress, 761 Government Street, Victoria, British Columbia, Canada, on Thursday, June 24, 1999, at 10:00 a.m., local time, for the following purposes:

         1. To elect two Class I Directors to hold office for terms of three years or until their successors are duly elected and qualified;

         2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's 1995 Non-Employee Director Stock Option Plan; and

         3. To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.

         You are cordially invited to attend; however, only stockholders of record at the close of business on May 3, 1999, shall be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.


                                         By order of the Board of Directors

                                         GARY O. MARINO
                                         CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                         OFFICER AND PRESIDENT

Boca Raton, Florida
May 21, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               RAILAMERICA, INC.

                    --------------------------------------

                                PROXY STATEMENT

                    --------------------------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of RailAmerica, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held at The Empress, 721 Government Street, Victoria, British Columbia, Canada, on Thursday, June 24, 1999, at 10:00 a.m., local time, or at any and all postponements or adjournments thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Stockholders.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is on or about May 21, 1999. Stockholders should review the information provided herein in conjunction with the Company's 1998 Annual Report to Stockholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 301 Yamato Road, Suite 1190, Boca Raton, Florida 33431, and its telephone number is (561) 994-6015.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers, employees and agents, may also solicit proxies personally and by telephone. Only independent third party agents not otherwise affiliated with the Company will be specifically compensated for such solicitation activities. The Company, at this time, does not anticipate retaining a third party proxy solicitation firm. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. American Stock Transfer & Trust Company acts as the Company's transfer agent and, as part of its services to the Company, may solicit the return of voted proxies from banks, brokers, nominees and intermediaries. American Stock Transfer & Trust Company does not receive any set compensation for such services, other than compensation it receives for acting as transfer agent.

                            PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

         1. The election of two Class I Directors to hold office for terms of three years or until their successors are duly elected and qualified;

         2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's 1995 Non-Employee Director Stock Option Plan (the "Directors Plan"); and

         3. Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the two nominees for Class I director named below and (b) FOR the proposal to approve and adopt the amendment to the Directors Plan. In the event a stockholder specifies a different choice by means of the enclosed proxy, his, her or its shares will be voted in accordance with the specification so made.

         The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on May 3, 1999, as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 11,151,819 shares of Common Stock issued and outstanding (not including treasury shares), all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to approve and adopt the amendment to the Directors Plan. Any other matter that may be submitted to a vote of the stockholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by the Company's Certificate of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's offices, 301 Yamato Road, Suite 1190, Boca Raton, Florida 33431, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

         The Company's Common Stock has been quoted on the Nasdaq Stock Market's National Market under the symbol "RAIL" since March 6, 1997. Prior to March 6, 1997 the Company's Common Stock traded on the Nasdaq SmallCap Market tier of the Nasdaq Stock Market. Set forth below are the high and low sales prices for the Common Stock as reported on the Nasdaq System for each of the calendar quarters of 1997 and 1998 and for the first two calendar quarters of 1999.

                                                      HIGH            LOW
                                                     ------          -------
                            1997
                            ----
         First Quarter...........................   $ 6 1/8          $4 5/8
         Second Quarter..........................     5               4 1/4
         Third Quarter...........................     6 5/16          4 1/8
         Fourth Quarter..........................     7 3/8           5 3/8

                            1998
                            ----
         First Quarter...........................   $ 7 23/32        $6
         Second Quarter..........................     7 3/16          5 15/16
         Third Quarter...........................     6 3/8           5
         Fourth Quarter..........................     8 3/4           5 5/16

                            1999
                            ----
         First Quarter...........................   $10 3/4          $7 1/4
         Second Quarter (through April 29).......    10 1/4           8 1/2

         The Company has never declared or paid a dividend on its Common Stock. The Company is prohibited from paying dividends on the Common Stock pursuant to certain restrictive covenants contained in its loan agreements.

                               SECURITY OWNERSHIP

         The following table sets forth, as of the Record Date, the number of shares of Common Stock that were owned beneficially by (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) the Named Executive Officers (as defined in "Executive Compensation") and (iv) all directors and executive officers of the Company as a group:


                    NAME AND ADDRESS OF                         AMOUNT AND NATURE OF          PERCENTAGE OF
                     BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)     OUTSTANDING SHARES(1)
                    -------------------                       -----------------------     ---------------------
William Ehrman and Group(2).............................             1,324,025                     11.9
c/o Arthur Goetchius
300 Park Avenue, 21st Floor
New York, New York 10022

Luther King Capital Management Corporation(3)...........             1,040,000                      9.4
301 Commerce, Suite 1600
Fort Worth, TX 76102

Gary O. Marino(4).......................................               724,000                      7.2
RailAmerica, Inc.
301 Yamato Road, Suite 1190
Boca Raton, Florida 33431

John H. Marino(5).......................................               266,811                      2.4
RailAmerica, Inc.
King Street Station
Suite 150, 1800 Diagonal Road
Alexandria, Virginia 22314

Donald D. Redfearn(6)...................................               107,876                      *
RailAmerica, Inc.
301 Yamato Road, Suite 1190
Boca Raton, Florida 33433

John M. Sullivan(7).....................................                31,100                      *
10279 SW Stones Throw Terrace
Palm City, Florida 34990

Richard Rampell(8)......................................                51,000                      *
122 North County Road
Palm Beach, Florida 33480

Charles Swinburn(9).....................................                51,000                      *
1800 M. Street, NW
Washington, D.C. 20036

Douglas R. Nichols(10)..................................               332,380                      2.9
260 State Street
Dallas, Texas 75201

W. Graham Claytor III(11)...............................                26,000                      *
Pier 33 North
San Francisco, California 94111

Robert B. Coward(12)....................................               128,690                      1.1
U.S. Highway 84 West
P.O. Box 487
Gatesville, Texas 76528

Jack F. Conser(13)......................................                37,255                      *
RailAmerica, Inc.
301 Yamato Road, Suite 1190
Boca Raton, Florida 33431

All directors and executive officers as a group                      1,776,051(14)                 14.2
   (10 persons).........................................

-----------------------

  *   Less than 1%
 (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
 (2) Based on Amendment No. 3, dated April 24, 1998, to Schedule 13D dated July 8, 1997. Consists of (i) 363,300 shares of Common Stock beneficially owned by EGS Associates, L.P. ("EGS Associates"), (ii) 146,525 shares of Common Stock beneficially owned by Bev Partners, L.P. ("Bev Partners"),
      (iii) 30,000 shares of Common Stock beneficially owned by Jonas Partners, L.P. ("Jonas Partners"), (iv) 30,000 shares of Common Stock beneficially owned by William Ehrman ("Ehrman") and members of his immediate family, and (v) 10,000 shares of Common Stock beneficially owned by Frederick Ketcher ("Ketcher"). In addition, by reason of the provisions of Rule 13D-3 of the Securities Exchange Act of 1934, as amended (the "Act"), (x) EGS Partners, L.L.C. ("EGS Partners") may be deemed to own beneficially 789,675 shares of Common Stock purchased for discretionary accounts managed by it, as to which EGS Partners disclaims beneficial ownership, and (y) each of Ehrman, Ketcher, Frederick Greenberg ("Greenberg"), Jonas Gerstl ("Gerstl"), James McLaren ("McLaren") and William D. Lautman ("Lautman," and together with Ehrman, Ketcher, Greenberg, Gerstl and McLaren, the "General Partners"), since each of the General Partners, is a general partner of each of EGS Associates, Bev Partners and Jonas Partners and a member of EGS Partners may be deemed to own the 363,300 shares beneficially owned by EGS Associates, the 789,675 shares that may be deemed to be beneficially owned by EGS Partners, the 146,525 shares beneficially owned by Bev Partners and the 30,000 shares beneficially owned by Jonas Partners, as to which the General Partners disclaim beneficial ownership.
 (3) Based on Amendment No. 2, dated February 10, 1999, to Schedule 13G. Consists of 1,015,000 shares of Common Stock beneficially owned by Luther King Capital Management, 12,500 shares of Common Stock beneficially owned by Bryan King, and 12,500 shares of Common Stock beneficially owned by Bryan and Mason King.
 (4) Includes (i) 87,500 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $3.40 per share, (ii) 87,500 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $3.75 per share, (iii) 87,500 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $4.15 per share, (iv) 75,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $7.25 per share, (v) 75,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $8.00 per share, (vi) 75,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $8.75 per share, (vii) 75,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $9.50 per share, and (viii) 20,000 shares issuable upon exercise of presently exercisable options to purchase Common Stock at $5.00 per share, granted under the Incentive Plan. See "Executive Compensation." Mr. Gary O. Marino is the brother of Mr. John H. Marino.
 (5)  Mr. John H. Marino is the brother of Mr. Gary O. Marino.
 (6) Includes (i) 25,000 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $5.00 per share granted under the Company's Incentive Plan, (ii) 10,000 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $3.50 per share granted under the Company's 1995 Non-Employee Director Stock Option Plan and (iii) 50,000 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $5.00 per share granted under the Incentive Plan.
 (7) Includes 30,000 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $3.50 per share granted under the Company's 1992 Stock Option Plan.
 (8) Includes 50,000 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $4.81 per share granted under the Company's 1995 Non-Employee Director Stock Option Plan.
 (9) Includes 50,000 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $4.19 per share granted under the Company's 1995 Non-Employee Director Stock Option Plan.
(10) Consists of 50,000 shares of Common Stock issuable upon the exercise of presently exercisable options to purchase Common Stock at $3.50 per share granted under the Company's 1995 Non-Employee Director Stock Option Plan. Mr. Nichols is President and principal shareholder of First London Securities Corporation. See "Certain Transactions."

(11) Includes 10,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $3.65 per share and 15,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $5.00 per share granted under the Incentive Plan.
(12) Includes 25,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $5.00 per share granted under the Incentive Plan and 100,000 shares of Common Stock issuable upon conversion of a presently convertible promissory note at a conversion price of $2.25 per share.
(13) Includes (i) 16,800 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $3.50 per share, (ii) 10,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $3.625 per share, and (iii) 10,000 shares of Common Stock issuable upon exercise of presently exercisable options to purchase Common Stock at $5.00 per share, all of which were granted pursuant to the Incentive Plan.
(14)  See notes (4) - (13) above.

            ELECTION OF DIRECTORS; NOMINEES AND CONTINUING DIRECTORS

         Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class
III. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. The current term of the Class I Directors terminates on the date of the Company's 1999 Annual Meeting; the current term of the Class II Directors terminates on the date of the Company's 2000 annual meeting of stockholders; and the current term of the Class III Directors terminates on the date of the Company's 2001 annual meeting of stockholders. Messrs. Donald D. Redfearn and Charles Swinburn currently serve as Class I directors and will stand for re-election at the Annual Meeting. Messrs. John H. Marino and John M. Sullivan currently serve as Class II directors, and Messrs. Gary O. Marino, Richard Rampell and Douglas R. Nichols currently serve as Class III directors. If elected at the Annual Meeting, Messrs. Redfearn and Swinburn will serve until the Company's 2002 annual meeting of stockholders and until their successors are duly elected and qualified.

         Messrs. Redfearn and Swinburn have consented to serve on the Company's Board of Directors and the Board of Directors has no reason to believe that the nominees will not serve if elected. However, if any or all of them should become unavailable to serve as a director, and if the Board shall have designated a substitute nominee or nominees, the persons named as proxies will vote for such substitute nominee or nominees.

NOMINEES FOR CLASS I DIRECTORS

         DONALD D. REDFEARN - Mr. Redfearn has served as the Company's Executive Vice President - Administration and Secretary since December 1994 and has served as an officer and director of the Company since its formation in April 1992. Mr. Redfearn joined the Company on a full-time basis in January 1996. From September 1993 until September 1995, Mr. Redfearn served as President of Jenex Financial Services, Inc., a financial consulting firm. From 1984 until September 1993, Mr. Redfearn served in various capacities at Boca Raton Capital Corporation ("BRCC"), a publicly-traded venture capital firm and a former stockholder of the Company, including Senior Vice President, Assistant Secretary and Treasurer. Mr. Redfearn also served as a Vice President of Huron Transportation Group, Inc. ("HTG") until merged with RailAmerica Services Corporation in December 1993 (the "HTG Merger"). Mr. Redfearn received his B.A. degree in Business Administration from the University of Miami and graduated from the School of Banking of the South at Louisiana State University.

         CHARLES SWINBURN - Mr. Swinburn has served as a director of the Company since February 1995. Mr. Swinburn is currently a practicing attorney in the Washington, D.C. office of Morgan, Lewis & Bockius, where he specializes in environmental law. From April 1990 through August 1993, Mr. Swinburn served as a consultant to private industry and the government. Prior to that time, Mr. Swinburn served as Vice President of Rollins Environmental Services, Inc. Mr. Swinburn has served in various capacities at the U.S. Department of Transportation, most recently as Deputy Assistant Secretary for Policy and International Affairs. Mr. Swinburn received his B.A. degree from Princeton University in 1969, his M.B.A. from Harvard Business School in 1971 and his J.D. from the University of Pennsylvania in 1993.

CONTINUING CLASS II DIRECTORS

         JOHN H. MARINO - Mr. Marino served as Vice Chairman of the Company's Board of Directors from July 1996 to July 1998 and as a director of the Company since its formation in April 1992. From April 1992 until July 1996, Mr. Marino served as the Company's President and Chief Operating Officer. Mr. Marino founded, and from 1986 until April 1996, served as the President and a director of Huron & Eastern Railway Company, Inc. ("HESR"), a subsidiary of the Company. Mr. Marino also served as the President of HTG from its formation in January 1987 until the HTG Merger. Prior to founding HESR in 1985, Mr. Marino served as President and Chief Executive Officer of several shortline railroads, as an officer of the Reading Railroad and with the United States Railway Association, Washington, D.C. Mr. Marino received his B.S. degree in civil engineering from Princeton University in 1961 and his M.S. degree in transportation engineering from Purdue University in 1963. From 1963 to 1965, Mr. Marino served as an officer of the United States Army Corps of Engineers.

         JOHN M. SULLIVAN - Mr. Sullivan has served as a director of the Company since January 1993. From 1977 until 1981, Mr. Sullivan served, upon appointment by President Carter, as head of the United States Federal Railroad Administration. From 1982 until 1990, Mr. Sullivan was President and Chief Executive Officer of Haug Die Casting, Inc., where he remains a director. Mr. Sullivan received his B.S. degree in engineering from the United States Naval Academy and served with the United States Navy as an officer, and ultimately as a carrier aviator from 1946 to 1954.

CONTINUING CLASS III DIRECTORS

         GARY O. MARINO - Mr. Marino has served as Chairman of the Company's Board of Directors and Treasurer since the Company's formation in April 1992, as Chief Executive Officer of the Company since March 1, 1994 and as President since July 1996. Mr. Marino has also served as the Chairman of the Board and Treasurer of HESR since 1986 and as Chairman of the Board, President and Chief Executive Officer of Kalyn/Siebert, Inc., a wholly owned subsidiary of the Company ("Kalyn/Siebert"), since its acquisition in 1994. Mr. Marino joined the Company on a full-time basis in March 1994. Mr. Marino also served as Chairman of HTG from its formation in 1987 until the HTG Merger. From 1984 until October 1993, Mr. Marino served as Chairman, President and Chief Executive Officer of BRCC. Mr. Marino received his B.A. degree from Colgate University in 1966 and an M.B.A. from Fordham University in 1973. From 1966 to 1969, Mr. Marino served as an officer of the United States Army Ordnance Corps.

         RICHARD RAMPELL - Mr. Rampell has served as a director of the Company since July 1995. Mr. Rampell, a certified public accountant, is currently the Chief Executive of Rampell & Rampell, P.A., Certified Public Accountants, of Palm Beach, Florida. Mr. Rampell is a past President of the Palm Beach Tax Institute and a past President of the Florida Institute of CPA's, East Coast Chapter. Mr. Rampell graduated with honors from Princeton University with an A.B. degree and received an M.B.A. from the Wharton School at the University of Pennsylvania.

         DOUGLAS R. NICHOLS - Mr. Nichols has served as a director of the Company since July 1996. Mr. Nichols is a certified public accountant and the founder, President and principal stockholder of First London Securities Corporation, a securities broker-dealer specializing in equity trading and investment banking. From 1989 to 1991, Mr. Nichols was a Vice President with the Dallas, Texas office of Smith Barney and from 1986 to 1989 was a broker with the Dallas branch of Shearson Lehman Brothers. Mr. Nichols is currently a member of the National Railway Historical Society. Mr. Nichols received a B.A. degree from Allegheny College in 1974.

                INFORMATION REGARDING THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors of the Company held a total of four meetings and took a number of actions by unanimous written consent. During 1998, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

         Messrs. Swinburn, Sullivan and Rampell are the current members of the Company's Audit Committee, which committee held two meetings during the year ended December 31, 1998. The duties and responsibilities of the Audit

Committee include (i) recommending to the Board of Directors the appointment of the Company's auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing the Company's significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters.

         Messrs. Swinburn, Nichols and Rampell are also the current members of the Company's Compensation Committee, which committee held two meetings during the year ended December 31, 1998. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers each of the Company's compensation and benefit plans.

         In addition to the foregoing committees, the Board has established an Executive Committee consisting of Messrs. Gary O. Marino, Donald D. Redfearn and Richard Rampell, and a Government Affairs Committee consisting of Messrs. John
H. Marino, John Sullivan and Charles Swinburn.

         The Board does not have a standing nominating committee.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

         Each non-employee director of the Company receives a directors fee of $2,000 per month, as well as $500 per Board meeting and $400 for each additional day spent on Company business. All directors are reimbursed for reasonable out-of-pocket expenses associated with travel to meetings of the Company's Board of Directors or committees thereof. Directors who are also employees of the Company do not receive additional compensation for their services as directors.

         As more fully described herein, non-employee directors are eligible to receive options under the Company's Directors Plan. The Directors Plan provides for an automatic grant of an option to purchase 50,000 shares of Common Stock upon a person's election as a non-employee director of the Company. As of the Record Date, options to purchase 235,000 shares of Common Stock have been granted under the Directors Plan at exercise prices ranging from $3.50 - $6.125 per share.

                                   MANAGEMENT

         The executive officers of the Company are as follows:


      NAME                                         AGE                          POSITION
      ----                                         ---                          --------
      Gary O. Marino....................            54          Chairman of the Board, Chief Executive
                                                                   Officer and President

      Donald D. Redfearn................            46          Executive Vice President-Administration and
                                                                   Secretary
      W. Graham Claytor, III............            48          Senior Vice President-International Rail
                                                                   Group
      Robert B. Coward..................            53          Senior Vice President-Manufacturing Group

      Jack F. Conser....................            55          Senior Vice President-North American Rail
                                                                   Group

         The business experience of each of Messrs. Gary O. Marino and Donald
D. Redfearn appears under the caption "Election of Directors; Nominees and Continuing Directors" above.

         W. GRAHAM CLAYTOR, III - Mr. Claytor has served as a Senior Vice President of the Company since joining the Company in March 1996. Prior to joining the Company, Mr. Claytor served as Managing Director of Southern Pacific's Plant Rationalization function, charged with selling, leasing and abandoning surplus branch and mainline trackage. Prior to joining Southern Pacific, Mr. Claytor served as Superintendent of the Buffalo & Pittsburgh Railroad and as Trainmaster for Norfolk Southern Corporation, and supervised marine terminal operations of the Virginia Maryland Railroad. Mr. Claytor received his B.S. degree from Boston University.

         ROBERT B. COWARD - Mr. Coward has served as the Company's Senior Vice President-Manufacturing Group since the Company's acquisition of Kalyn/Siebert in 1994. Mr. Coward is responsible for performing all functions related to Kalyn/Siebert's government contracting business. From 1981 until 1994, Mr. Coward served as the President and Chief Executive Officer of Kalyn/Siebert and as General Manager from 1969 until 1981. Mr. Coward received his B.S. in Industrial Arts from North Texas University.

         JACK F. CONSER - Mr. Conser joined the Company in 1992 as General Manager of HESR. Mr. Conser served as a Vice President of the Company from 1994 to 1997 and has served as a Senior Vice President of the Company since July 1997. From 1985 to 1992, Mr. Conser was General Manager of the Genesee & Wyoming Railroad, the Rochester & Southern Railroad, the Buffalo & Pittsburgh Railroad and the Dansville & MT. Morris Railroad, affiliates of Genesee Wyoming Industries. From 1973 to 1985, Mr. Conser was superintendent of traffic for the Providence & Worcester Railroad.

ELECTION OF EXECUTIVE OFFICERS

         The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written or oral representations that no other reports are required, during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with, except for the following: Messrs. Charles Swinburn, John Sullivan, Richard Rampell and Douglas Nichols may have failed to file a Form 5 in connection with their grant of 5,000 options each as of June 30, 1998, under the Director Plan; and Messrs.
W. Graham Clayton, Robert Coward and Jack Conser may have failed to file a Form 5 in connection with their grant of 11,500, 11,500 and 8,000 options, respectively, as of June 30, 1998, under the Company's 1998 Omnibus Executive Incentive Compensation Plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the aggregate compensation awarded to, earned by or paid to (i) Gary O. Marino, the Company's Chairman of the Board, Chief Executive Officer, President and Treasurer, (ii) Donald D. Redfearn, the Company's Executive Vice President-Administration and Secretary, (iii) W. Graham Claytor III, the Company's Senior Vice President-International Rail Group, (iv) Jack F. Conser, the Company's Senior Vice President-North American Rail Group, and (v) Robert
B. Coward, the Company's Senior Vice President-Manufacturing Group (collectively, the "Named Executive Officers") during each of such years. Mr. John H. Marino served as the Company's President and Chief Operating Officer until July 1996. The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during such years.

SUMMARY COMPENSATION TABLE


                                                          ANNUAL COMPENSATION                       COMPENSATION AWARDS
                                               ---------------------------------------------    ----------------------------
                                                                                                SECURITIES
                                                                               OTHER ANNUAL     UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR        SALARY($)        BONUS($)     COMPENSATION(1)    OPTIONS(#)   COMPENSATION($)
   ---------------------------     ----        ---------        --------     ---------------    ---------    ---------------
Gary O. Marino..............       1998       $301,000         $230,617(8)      $301,875(9)      350,000(10)        --
   Chairman of the Board,          1997       $275,000(2)      $ 93,736(3)      $115,235(9)       20,000(4)         --
   Chief Executive Officer,        1996       $231,000(5)      $ 21,000(6)            --          10,000(7)         --
   President and Chief
   Financial Officer

Donald D. Redfearn .........       1998       $151,000         $ 52,031               --          20,000(11)        --
   Executive Vice President        1997       $125,000         $ 20,275         $ 93,556(9)       25,000(4)         --
   and Secretary                   1996       $113,750         $ 13,500               --          50,000(7)         --

W. Graham Claytor...........       1998       $115,000         $ 45,000               --          11,500(11)        --
   Senior Vice President           1997       $ 93,333         $ 83,000               --          15,000(5)         --
                                   1996       $ 50,000               --               --          10,000(12)        --

Jack Conser.................       1998       $ 96,000         $  9,797         $ 11,200(9)        8,000(11)        --
   Senior Vice President           1997       $ 81,250         $  9,110         $  7,500          10,000(4)         --
                                   1996       $ 75,000         $  8,500               --          10,000(7)         --

Robert Coward...............       1998       $115,000         $ 57,000               --          11,500(11)        --
   Senior Vice President           1997       $ 96,977         $ 47,500               --          25,000(4)         --
                                   1996       $ 85,010         $  8,500               --              --            --

------------------------------

(1) The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than 10% of the total amount of salary and bonus of such officer.
(2) Includes deferred compensation of $25,000 which was contributed to a nonqualified deferred compensation plan in January 1997.
(3) Includes a forgiveness of a promissory note to the Company in the amount of $47,500.
(4) Represents options granted under the Company's Incentive Plan which have an exercise price of $5.00 per share.
(5) Includes (i) a payment of $20,000 in lieu of Mr. Gary Marino's participation in a retirement benefits plan and (ii) deferred compensation of $1,000 which was contributed to a nonqualified deferred compensation plan in January 1997.
(6) Represents a bonus which was paid to Mr. Gary Marino in 1997 based upon the performance of the Company for the year ended December 31, 1996.
(7) Represents options granted under the Company's Incentive Plan which have an exercise price of $3.625 per share.
(8) Includes forgiveness of promissory notes to the Company in the amount of $80,617.
(9) Represents gains on exercise of stock options and subsequent sales of the Common Stock.

(10) Granted pursuant to the terms of Mr. Gary Marino's employment agreement. Such options have exercise prices ranging from $7.25 to $9.50 per share.
(11) Represents options granted under the Company's 1998 Omnibus Executive Incentive Compensation Plan which have an exercise price of $6.125 per share.
(12) Represents options granted which have an exercise price of $3.65 per share.

EMPLOYMENT AGREEMENTS

         As of January 1, 1998, Mr. Gary O. Marino entered into a new employment agreement (the "Agreement") with the Company which provides that he serve as Chief Executive Officer of the Company. Under the Agreement, Mr. Marino is to receive a base salary of $300,000 per year. Mr. Marino's base salary is subject to increase in accordance with the Consumer Price Index, as well as any additional increases in the discretion of the Board of Directors. Mr. Marino is also entitled to a $1,000 monthly car allowance. Under the Agreement Mr. Marino is entitled to such benefits (including medical, dental, disability and life insurance) as the Company and its subsidiaries typically provides to their employees generally. The Agreement also provides that the Company make annual cash payments for retirement benefits to a trust for the benefit of Mr. Marino.

         In addition, pursuant to the Agreement, Mr. Marino was issued options to purchase an aggregate of 300,000 shares of Common Stock at exercise prices ranging from $7.25 to $9.50 per share. All of such options are currently exercisable and have a term of ten (10) years from the date they became exercisable. The Agreement has an initial term expiring on December 31, 2000, and is subject to automatic one year renewal terms, unless either party notifies the other of non-renewal 180 days prior to the expiration of the then current term. In the event Mr. Marino's employment is terminated without cause pursuant to a change in control of the Company, Mr. Marino is entitled to receive as of the date of termination a lump sum equal to 150% of his total compensation for the 12 month period prior to the date of termination. The Agreement also contains certain non-competition provisions applicable to Mr. Marino should he resign from the Company or be terminated with cause.

STOCK OPTION AND BONUS PLANS

         1992 STOCK OPTION PLAN

         The Company's 1992 Stock Option Plan provides officers, employees and consultants of the Company and its subsidiaries who are not directors of the Company or 5% stockholders (directly or indirectly) with the ability to receive grants of options to purchase shares of Common Stock. The 1992 Stock Option Plan was approved by the Company's stockholders as of July 1, 1992, and became effective as of such date. The Company has reserved 250,000 shares of Common Stock for the grant of options under the 1992 Stock Option Plan, all of which have been granted and 41,800 of which are currently outstanding at an exercise price of $3.50 per share.

         The Bonus Plan was replaced by the 1998 Omnibus Executive Incentive Compensation Plan (see below) as of April 1998.

         1995 STOCK INCENTIVE PLAN. Effective January 1, 1995, the Company adopted the Incentive Plan pursuant to which key personnel of the Company selected as participants are eligible to receive awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock units, and awards consisting of combinations of such incentives. The Company has reserved 1,000,000 shares of Common Stock for the grant of options under the 1995 Stock Incentive Plan, 609,500 of which have been granted and 475,200 of which are currently outstanding at an exercise prices ranging from $3.50-$5.00.

         DIRECTORS PLAN. Effective January 1, 1995, the Board of Directors adopted the Directors Plan, under which 250,000 shares of Common Stock have been reserved for issuance. The terms of the Directors Plan are set forth below under "Proposal to Approve and Adopt an Amendment to the Company's 1995 Non-Employee Director Stock Option Plan."

         As of the date hereof, options under the Directors Plan to purchase
(i) 10,000 shares of Common Stock have been granted to Donald D. Redfearn at an exercise price of $3.50 per share, (ii) 50,000 shares of Common Stock have been granted to Charles Swinburn at an exercise price of $4.19 per share, (iii) 50,000 shares of Common Stock have been granted to Richard Rampell at an exercise price of $4.81 per share, (iv) 50,000 shares of Common Stock have been granted to Douglas Nichols at an exercise price of $3.50 per share, and (v) 5,000 shares of Common Stock have been granted to John H. Marino, Douglas Nichols, Richard Rampell, John M. Sullivan and Charles Swinburn, each at an exercise price of $6.125 per share.

         1995 EMPLOYEE STOCK PURCHASE PLAN. The Board of Directors of the Company has adopted, effective January 1, 1995, the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), under which 250,000 shares of Common Stock are reserved for issuance. During the first quarter of 1996, the Company implemented the Stock Purchase Plan. The Stock Purchase Plan, which is designed to qualify under Section 423 of the Internal Revenue Code, is designed to encourage stock ownership by employees of the Company. Employees of the Company other than members of the Board of Directors and owners of 5% or more of the Company's Common Stock are eligible to participate in the Stock Purchase Plan, with certain exceptions, if they are employed by the Company for at least 20 hours per week and more than five months per year. No employee is eligible to participate who, after the grant of options under the Stock Purchase Plan, owns (including all shares which may be purchased under any outstanding option) 5% or more of the Company's Common Stock.

         On January 1 of each year (the "Enrollment Date"), the Company will grant to each participant an option to purchase on December 31 of such year (the "Exercise Date"), at a price determined in the manner described below (the "Purchase Price"), the number of full shares of Common Stock which his or her accumulated payroll deductions on the Exercise Date will purchase at the Purchase Price. The Purchase Price will be the lesser of (i) a percentage (not less than 85%) of the fair market value of the Common Stock on the Enrollment Date, or (ii) a percentage (not less than 85%) of the fair market value of the Common Stock on the Exercise Date. As soon as practicable after any Exercise Date on which a purchase of shares of Common Stock occurs, the Company will deliver to each participant a certificate representing the shares purchased upon exercise of his or her option; however, the Compensation Committee may determine to hold a participant's certificates until the participant ceases participation in the Stock Purchase Plan or requests delivery of the certificates.

         1998 OMNIBUS EXECUTIVE INCENTIVE COMPENSATION PLAN. In April 1998, the Board of Directors adopted the Company's 1998 Omnibus Executive Incentive Compensation Plan (the "1998 Plan") and was approved by the Company's stockholders in June 1998. The terms of the 1998 Plan provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards"). The 1998 Plan supersedes the Company's 1992 and 1995 Stock Option Plans and the Bonus Plan (collectively, the "Preexisting Plan"). The effective date of the 1998 Plan is April 16, 1998 (the "Effective Date"). Awards to purchase 76,000 shares of Common Stock were made under the 1998 Plan during 1998.

         Although certain types of Awards authorized under the 1998 Plan are similar to those under the Preexisting Plan, the Board determined to adopt an entirely new plan in order to respond to a number of changes and proposed changes relating to Rule 16b-3 under the Exchange Act and regulations under
Section 162(m) of the Code, to broaden the types of performance goals that may be set and the types of Awards that may be granted by the Committee and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for corporate tax deductions under
Section 162(m), to increase the number of shares of Common Stock that may be subject to Awards, and to otherwise adopt provisions intended to enable the Committee to better promote the goals of the Company's compensation policies and programs, as discussed above.

         Under the 1998 Plan, the total number of shares of Common Stock that may be subject to the granting of Awards under the 1998 Plan at any time during the term of the Plan shall be equal to 930,000 shares, plus the number of shares with respect to which Awards previously granted under the Preexisting Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any Awards or any tax withholding requirements.

         The 1998 Plan limits the number of shares which may be issued pursuant to incentive stock options to 930,000 shares.

         In addition, the 1998 Plan imposes individual limitations on the amount of certain Awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of Common Stock, deferred shares of Common Stock, shares as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 400,000 for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive Award or other cash Award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant is $2,000,000.

         The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

         The persons eligible to receive Awards under the 1998 Plan are the officers, directors, employees and independent contractors of the Company and its subsidiaries. No independent contractor will be eligible to receive any Awards other than stock options. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the 1998 Plan. As of April 27, 1999, approximately 650 persons were eligible to participate in the 1998 Plan.

OPTION/SAR GRANT TABLE

         The following table sets forth information concerning grants of stock options made during the year ended December 31, 1998 to the Named Executive Officers. No stock appreciation rights were granted in 1998.


                               NUMBER OF SECURITIES       % OF TOTAL OPTIONS/SARS
                                UNDERLYING OPTIONS/       GRANTED TO EMPLOYEES IN      EXERCISE PRICE     EXPIRATION
NAME                              SARS GRANTED(#)               FISCAL YEAR                ($/SH)            DATE
----                           --------------------       -----------------------      --------------     ----------
Gary O. Marino                       300,000                        57%                  $7.25-$9.50       01/01/08
Donald D. Redfearn                    20,000                         4%                    $6.125          06/30/08
W. Graham Claytor                     11,500                         2%                    $6.125          06/30/08
Robert Coward                         11,500                         2%                    $6.125          06/30/08
Jack F. Conser                         8,000                         2%                    $6.125          06/30/08

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers at December 31, 1998. No stock options were exercised by the Named Executive Officers during the year ended December 31, 1998, except that Mr. Gary O. Marino exercised options to purchase 87,500 shares of Common Stock. No stock appreciation rights were granted or are outstanding.

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                SHARES                        AT DECEMBER 31, 1998(#)      DECEMBER 31, 1998($)(1)
                              ACQUIRED ON      VALUE       ---------------------------   ---------------------------
NAME                          EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------    -----------   -----------   -------------   -----------   -------------
Gary O. Marino.........          87,500       $301,875      582,500(2)         --         $1,425,000        --
Donald D. Redfearn.....            --            --          85,000(3)       20,000       $  312,500      $47,500
W. Graham Claytor......            --            --          25,000(4)       11,500       $  101,000      $27,313
Robert B. Coward.......            --            --          25,000(5)       11,500       $   87,500      $27,313
Jack F. Conser.........          3,200         $11,200       36,800           8,000       $  167,750      $19,000

------------------------------
(1) The closing sale price of the Common Stock on December 31, 1998 as reported by Nasdaq was $8.50 per share. Value is calculated by multiplying (a) the difference between $8.50 and each option exercise price by (b) the number of shares of Common Stock underlying the option.

(2) At December 31, 1998, Mr. Gary Marino had been granted the following options to purchase Common Stock, which options were exercisable at year end: (i) options to purchase 87,500 shares of Common Stock at an exercise price of $3.40 per share, (ii) options to purchase 87,500 shares of Common Stock at an exercise price of $3.75 per share, (iii) options to purchase 87,500 shares of Common Stock at an exercise price of $4.15 per share, (iv) options to purchase 20,000 shares of Common Stock at an exercise price of $5.00 per share (v) option to purchase 75,000 shares of Common Stock at an exercise price of $7.50 per share, and (vi) options to purchase 75,000 shares of Common Stock at an exercise price of $8.00 per share.

(3) At December 31, 1998, Mr. Redfearn had been granted the following options to purchase Common Stock, which options were exercisable at year end: (i) options to purchase 10,000 shares of Common Stock at an exercise price of $3.50 per share, (ii) options to purchase 50,000 shares of Common Stock at an exercise price of $5.00 per share and (iii) options to purchase 25,000 shares of Common Stock at an exercise price of $5.00 per share.

(4) At December 31, 1998, Mr. Claytor had been granted the following options to purchase Common Stock, which options were exercisable at year end:
       (i) options to purchase 10,000 shares of Common Stock at an exercise price of $3.65 per share and (ii) options to purchase 15,000 shares of Common Stock at an exercise price of $5.00 per share.

(5) At December 31, 1998, Mr. Coward had been granted the following options to purchase Common Stock, which options were exercisable at year end options to purchase 25,000 shares of Common Stock at an exercise price of $5.00 per share.

(6) At December 31, 1998, Mr. Conser had been granted the following options to purchase Common Stock, which options were exercisable at year end:
       (i) options to purchase 6,800 shares of Common Stock at an exercise price of $3.50 per share and (ii) options to purchase 10,000 shares of Common Stock at an exercise price of $3.50 per share, (iii) options to purchase 10,000 shares of Common Stock at an exercise price of $3.625 per share, (iv) options to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share.

PERFORMANCE GRAPH

         The Securities and Exchange Commission requires the Company to present a line graph comparing cumulative stockholder returns on an indexed basis with the Total Return Index for the Nasdaq Stock Market (U.S. and foreign) or another broad-based index, and either a nationally-recognized industry standard or a group of peer companies selected by the Company. The Company has selected, for purposes of this comparison, Nasdaq Trucking and Transportation Stocks. The graph is to present the shorter of 5 years or the period the Company's common stock has been registered under Section 12 of the 1934 Act. The graph assumes that $100 was invested on December 31, 1993 in each of the Common Stock, the Total Return Index for the Nasdaq Stock Market (U.S. and foreign) and the Peer Group consisting of Nasdaq Trucking and Transportation Stocks, and that all dividends were reinvested.


                                [OBJECT OMITTED]

---------------------------------------------------------------------------------------------------------------
                                                        LEGEND
SYMBOL          CRSP TOTAL RETURNS INDEX FOR:       12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98

------          RailAmerica, Inc.                     100.0     144.9     185.3     249.1     329.0     434.4

------          Nasdaq Stock Market (US & Foreign)    100.0      97.0     136.2     166.8     203.7     281.6

------          Nasdaq Trucking &  Transportation     100.0      90.7     105.8     116.8     149.5     134.5
                Stocks SIC 3700-3799, 4200-4299,
                4400-4599, 4700-4799 US & Foreign

          NOTES:

          A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

          B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

          C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

          D. The index level for all series was set to $100.0 on 12/31/93.

-----------------------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

         First London Securities Corporation ("First London"), of which Douglas Nichols, a director of the Company, is President a principal shareholder, served as the exclusive placement agent for the Company's private placement of its Common Stock and warrants to purchase Common Stock, which closed in March 1999. A portion of the private placement was received by the Company and closed in May 1999. First London received a total of $436,450 in placement fees and cost reimbursements on this transaction and one-year warrants to purchase 141,504 shares of Common Stock at an exercise price of $10.125 per share.

         First London also served as the exclusive placement agent for the Company's private placement of its Series A Convertible Redeemable Preferred Stock which had a final close in January 1999. A portion of the private placement was received by the Company and closed in December 1998. First London received a total of $822,700 in placement fees and cost reimbursements during December 1998 and the first quarter of 1999 on this transaction and one-year warrants to purchase 140,727 shares of Common Stock at an exercise price of $8.25 per share.

         First London also served as exclusive placement agent for the Company's private placement which closed in September 1996. First London received as part of the September 1996 private placement a $225,000 placement fee, a $45,000 nonaccountable expense fee and one-year warrants to purchase 125,000 shares of Common Stock at an exercise price of $4.60 per share. First London exercised its option on these warrants on September 30, 1997. First London received as part of the January 1997 private placement a $375,750 placement fee, a $75,150 nonaccountable expense fee and one-year warrants to purchase 167,000 shares of Common Stock at an exercise price of $5.75 per share. First London exercised its option on these warrants in January 1998.

         During 1997, the Company sold all the outstanding stock of its wholly-owned subsidiary Huron Distribution Services to a company owned by its Vice Chairman. The sale price was approximately $50,000, which consisted of cash and 10,085 shares of the Company's common stock valued at $44,629. A gain of approximately $17,000 was recognized on the transaction and is included in other income (expense) in the consolidated income statement for 1997.

         During 1997, the Company sold all the outstanding stock of its wholly-owned subsidiary Evansville Terminal Company ("ETC") to a group of investors which included a company owned by its Vice Chairman. This company owns a minority interest in ETC. The sale price was approximately $540,000, which consisted of cash, a short-term note, a $450,000 purchase money mortgage with interest at 8% and a maturity date of October 2002 and 8,502 shares of the Company's common stock valued at $50,000. A gain of approximately $10,000 was recognized on the transaction and is included in other income (expense) in the consolidated income statement for 1997.

         During 1997, the Company sold all the outstanding stock of its wholly-owned subsidiary Gettysburg Scenic Rail Tours, Inc. ("GSRT"), certain railroad equipment and substantially all the assets of Gettysburg Railway ("GBR") to a company owned by its Vice Chairman. The sale price for GSRT and the railroad equipment was $500,000, which consisted of cash and 62,602 shares of the Company's common stock valued at $385,000. A gain of approximately $240,000 was recognized on the transaction and is included in other income (expense) in the consolidated income statement for 1997. The sale price for substantially all of the assets of GBR was $1.45 million, which consisted of cash, an $800,000 promissory note due June 30, 1998 and a $350,000 mortgage note, which calls for monthly payments of $3,037, at an interest rate of 8.5% with a maturity date of June 30, 2003. A gain of approximately $170,000 was recognized on the transaction and is included in other operating income in the consolidated income statement. The $800,000 promissory note's maturity date was extended until June 1999.

         As of December 31, 1998, $0.8 million of notes receivable from related parties is included in current assets and $0.35 million of notes receivable from related parties is included in notes receivable, less current portions on the consolidated balance sheet.

                PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE
             COMPANY'S 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

BACKGROUND AND PURPOSE.

         The Company has in effect the Director Plan, adopted by the Board of Directors on January 1, 1995 and ratified by the Company's stockholders on June 29, 1995.

         On April 8, 1999, the Board of Directors adopted the Amended and Restated 1995 Non-Employee Director Stock Option Plan and recommended that it be submitted to the Company's stockholders for their approval at the Annual Meeting. The Plan has been amended to increase the number of shares eligible for grant from 250,000 to 500,000, subject to adjustment as discussed below.

         The purpose of the Directors Plan is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees of the Company or any affiliate to serve as members of the Board of Directors of the Company or any of its direct or indirect subsidiaries and to provide for a portion of their annual compensation to be tied directly to stockholder return. In furtherance of this purpose, the Directors Plan authorizes, among other things, (a) the granting of nonqualified stock options to purchase Common Stock (collectively, "Options") to each non-employee director of the Company (the "Non-Employee Director"), and
(b) the use of already owned Common Stock as payment of the exercise price for Options granted under the Directors Plan.

         The effective date of the Directors Plan, as amended, is the date of the Annual Meeting (the "Effective Date"). As of the date of this Proxy Statement, Options to purchase 260,000 shares of Common Stock have been granted under the Directors Plan, of which option grants for 25,000 shares are subject to stockholder approval of the Directors Plan, as amended and restated, included herein.

         The following is a summary of certain principal features of the Directors Plan. This summary is qualified in its entirety by reference to the complete text of the Directors Plan, which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the actual text of the Directors Plan in its entirety.

ADMINISTRATION OF THE PLAN.

         The Directors Plan provides that it shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), the members of which may also be participants therein. Subject to the provisions of the Directors Plan, the Committee has the authority to establish rules and regulations as it deems necessary for the proper administration of the Directors Plan, and to make whatever determinations and interpretations in connection with the Directors Plan it deems necessary or advisable. All determinations and interpretations made by the Committee are final, conclusive and binding on all interested parties, including the Company, its stockholders, its officers and employees, recipients of grants under the Directors Plan, and all persons or entities claiming by or through such persons.

         Subject to stockholder approval of the Directors Plan, as amended and restated, an aggregate of 500,000 shares of Common Stock (subject to adjustment described below) are reserved for issuance upon the exercise of Options granted under the Directors Plan. Each Non-Employee Director will be granted an option to purchase 50,000 shares of Common Stock on the date of his or her initial election as a director, which Options shall vest and become exercisable as follows: one-third shall vest immediately upon the date of grant, one-third shall vest immediately on the first anniversary of the date of grant, and the remaining one-third shall vest immediately upon the second anniversary of the date of grant.

         The shares acquired upon exercise of Options granted under the Directors Plan will be authorized and issued shares of Common Stock. The Company's stockholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the

Directors Plan. If any Option granted under the Directors Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the Directors Plan.

CERTAIN TERMS AND CONDITIONS.

         All Options granted under the Directors Plan must be evidenced by a written agreement between the Company and the grantee. The agreement will contain such terms and conditions as the Committee shall prescribe, consistent with the Directors Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

         For any Option granted under the Directors Plan, the exercise price per share of Common Stock will be the greater of (i) $3.50 per share, or (ii) the Fair Market Value of the Common Stock. For purposes of the Directors Plan, the "Fair Market Value" on any date of reference means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. However, if the Common Stock is not publicly-traded at the time an Option is granted under the Directors Plan, "Fair Market Value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         The Committee may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of Common Stock that have been held by the Optionee for at least six (6) months (or such other shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), by delivery of a properly executed exercise notice together with such documentation as shall be required by the Committee (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised.

         Options granted under the Directors Plan shall not be assignable or transferable, other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee. The expiration date of an Option under the Directors Plan will be determined by the Committee at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee determines. Each outstanding Option granted under the Directors Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

         In the event that an Optionee ceases to be a member of the Board for any reason other than retirement, death or disability, the unexercised portion of any Option granted under the Directors Plan shall automatically be terminated ninety (90) days after the date on which the Optionee ceases to be a member of the Board, but in no event later than the expiration date of the Option. In the event that an Optionee ceases to be a member of the Board due to retirement, death or disability, the unexercised portion of any Option granted under the Directors Plan shall automatically be terminated on the first anniversary of the date on which the Optionee's employment is terminated by reason of retirement, death or disability, but in no event later than the expiration date of the Option.

         To prevent dilution of the rights of a holder of an Option, the Directors Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Committee has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company's assets.

         The Directors Plan will expire on December 31, 2004, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee may amend, suspend or terminate the Directors Plan or any Option, provided that such amendment shall be subject to the approval of the Company's Stockholders if the amendment (a) increases the maximum number of shares for which options may be granted under the Directors Plan or the number of shares for which an option may be granted to any Non-Employee Director hereunder; (b) changes the provisions of the Directors Plan regarding the termination of the options or the time when they may be exercised; (c) changes the period during which any options may be granted or remain outstanding or the date on which the Directors Plan shall terminate; (d) changes the designation of the class of persons eligible to receive options; (e) changes the price at which options are to be granted; (f) materially increases benefits accruing to option holders under the Directors Plan; or (g) if such stockholder approval is required by any federal or state law or regulation or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

FEDERAL INCOME TAX CONSEQUENCES.

         The Directors Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The grant of an Option under the Directors Plan will have no immediate tax consequences to the Company or to the Optionee. Upon exercise of the Option, however, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Common Stock acquired on exercise of the Option over the exercise price. The Optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

         If an Optionee pays for shares of Common Stock on exercise of an Option by delivering shares of the Company's Common Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

         If a sale of Common Stock received on the exercise of an option could subject a Non-Employee Director to liability under Section 16(b) of the Exchange Act, such Director's rights in the Stock are treated as subject to a substantial risk of forfeiture and as nontransferable for the period of time during which the sale of such Common Stock at a profit would subject the participating Director to suit under Section 16(b) of the Exchange Act. Since the grant and award of options under the Directors Plan are made under a Rule 16(b)-3 plan, Non-Employee Directors would be subject to potential liability under Section 16(b) of the Exchange Act if the Common Stock awarded upon exercise of the option were sold within six months of the grant date. The grant date of an option is considered the purchase of securities for purposes of
Section 16(b) of the Exchange Act, if a Non-Employee Director sells the Common Stock received upon exercise within six months of the grant date. If the exercise date of the option is more than six months after the date the option was originally granted, then the Non-Employee Director would immediately recognize ordinary income equal to the difference between the fair market value of the Common Stock on the exercise date and the exercise price. If the exercise date is within six months of the date the option was originally granted, then the Non-Employee Director would recognize ordinary income on the six month anniversary of the grant of the option in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the six month grant date anniversary. Non-Employee Directors may, however, elect to recognize income immediately upon exercise of an option without regard to the six month Section 16(b) period, by filing an appropriate election with the Internal Revenue Service within thirty days following exercise of the option. If a Non-Employee Director elects to recognize income without regard to the Section 16(b) period, his or her ordinary income would be an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price.

         The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his particular situation, each Optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of Common Stock acquired on exercise of an Option.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL
           TO APPROVE AND RATIFY THE AMENDMENT TO THE DIRECTORS PLAN.

PRIOR GRANTS OF OPTIONS

         As of the Record Date, options to purchase an aggregate of 260,000 shares of Common Stock had been granted under the Directors Plan to non-employee directors of the Company. The options granted under the Directors Plan have exercise prices ranging from $3.50 to $8.75 and have terms of 10 years.

         The following table indicates, as of the Record Date, certain information regarding options which have been granted under the Director s Plan to the persons and groups indicated:

                                             NUMBER OF SHARES           EXERCISE PRICE         VALUE OF OPTIONS AT
NAME AND POSITION                           SUBJECT TO OPTIONS            PER SHARE             APRIL 15, 1999(1)
-----------------                           ------------------          --------------         --------------------
Donald D. Redfearn                              10,000                       $3.50                   $ 65,000
Charles Swinburn                                60,000(1)                $4.19- $8.75                $316,125
Richard Rampell                                 60,000(1)               $4.81 - $8.75                $285,125
Douglas Nichols                                 60,000(1)               $3.50 - $8.75                $350,625
John Marino                                     10,000(1)               $6.125 - $8.75               $ 25,625
John Sullivan                                   10,000(1)               $6.125 - $8.75               $ 25,625

-----------------------------

(1) Includes Options to purchase 5,000 shares of Common Stock at an exercise price of $8.75 per share, which are subject to stockholder approval hereby.

            OTHER BUSINESS; REPRESENTATIVES OF THE COMPANY'S AUDITORS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

         Representatives of Coopers & Lybrand LLP, the Company's independent auditors, are not expected to be present at the Annual Meeting, and, accordingly, may not be available to respond to stockholder inquiries.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2000 Annual Meeting of Stockholders must deliver a proposal in writing to the Company's principal executive offices no later than February 17, 2000.

         Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. The Company's bylaws do not contain such an advance notice provision. Accordingly, for the Company's 2000 Annual Meeting of Stockholders, stockholders must submit such written notice to the Corporate Secretary on or before April 6, 2000.

                                        By Order Of The Board of Directors



                                        GARY O. MARINO
                                        CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                        OFFICER AND PRESIDENT

Boca Raton, Florida
May 21, 1999

                                                                      EXHIBIT A

                                RAILAMERICA, INC

                              AMENDED AND RESTATED

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         1. PURPOSE. The 1995 Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of RailAmerica, Inc. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees of the Company or any affiliate to serve as members of the Board of Directors of the Company or any of its direct or indirect subsidiaries and to provide for a portion of their annual compensation to be tied directly to shareholder return.

         2. RIGHTS TO BE GRANTED. Under the Plan, options are granted that give an optionee the right for a specified time period to purchase a specified number of shares of common stock, par value $0.001, of the Company (the "Common Stock"). The option price is determined in each instance in accordance with the terms of the Plan. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. AVAILABLE SHARES. The total number of shares of Common Stock for which options may be granted shall not exceed five hundred thousand (500,000) shares, subject to adjustment in accordance with Section 12 hereof. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the option pool and continue to be available for grant under the Plan.

         4. GRANT OF OPTIONS.

                  (a) Each non-employee director of the Company will be granted options to purchase 50,000 shares of the Company's Common Stock exercisable at the greater of (i) $3.50 per share, or (ii) the then Fair Market Value as defined below. Thereafter, each new non-employee director of the Company shall receive options to purchase 50,000 shares of the Company's Common Stock at the great of (i) $3.50 per share, or (ii) the then Fair Market Value, at the date of appointment as a director of the Company.

                  (b) "Fair Market Value" means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
         (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly-traded at the time an option is granted under the Plan, "Fair Market Value" shall be deemed to be the fair market value of the Common Stock as determined by the Compensation Committee of the Board of Directors of the Company (the "Committee") after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         5. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

         6. OPTION AGREEMENT. Each option granted under the provisions of the Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Committee, which Agreement shall be duly executed and delivered on behalf of the Company and by the individual to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

         7. ELIGIBILITY AND LIMITATIONS. Options may be granted pursuant to the Plan only to members of the Board of Directors of the Company (the "Board") who are not employees of the Company or an affiliate at the time of grant ("Non-Employee Directors").

         8. TERM OF THE PLAN AND OPTIONS. The options granted hereunder shall expire on a date which is ten (10) years after the date of grant of the options and the Plan shall terminate ten (10) years after the date of its adoption by the Company.

         9. EXERCISE OF OPTION. Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Chief Financial Officer) of written notice of the number of shares of Common Stock with respect to which the option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of Common Stock having a Fair Market Value equal to such purchase price, provided that such Common Stock has been owned by the optionee for at least six months or such period as the Committee may determine as necessary to avoid adverse accounting treatment by the Company, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Stock to be issued upon exercise of the Option and delivery the cash proceeds less commissions and brokerage fees to the optionee or to deliver the remaining shares of Common Stock to the optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above. Except as provided in Section 11 hereof, no option may be exercised unless the holder thereof is then a director of the Company. An option holder shall have none of the rights of a stockholder with respect to the Common Stock subject to the option until such Common Stock shall be transferred to the holder upon the exercise of his option.

         10. VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

                  (a) VESTING. Subject to Section 13 herein, options granted under the Plan to new directors shall vest and become exercisable over a two-year period at the rate of one-third of each grant on the date of appointment as a director and then one-third annually on each of the two consecutive anniversaries of the date of appointment provided the director's service as a director continues through each anniversary. The Committee may, in its discretion, provide for a longer vesting period at the time the option is granted.

                  (b) LEGEND ON CERTIFICATES. The certificates representing shares of Common Stock acquired under the Plan shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

                  (c) NON-TRANSFERABILITY. Options granted pursuant to the Plan shall not be assignable or transferable other than by the will or the laws of descent and distribution, and shall be exercisable during an optionee's lifetime only by the optionee.

         11. TERMINATION OF OPTION RIGHTS.

                  (a) In the event an optionee ceases to be a member of the Board for any reason other than retirement, death or disability, any then unexercised options granted to such optionee which were exercisable at the time the optionee ceased to be a member of the Board may be exercised within a period of ninety (90) days following such time the optionee so ceased to be a member of the Board, but in no event later than the expiration date of the option.

                  (b) In the event that an optionee ceases to be a member of the Board by reason of his or her retirement, disability or death, any then unexercised options granted to such optionee which were exercisable at the time the optionee ceased to be a member of the Board may be exercised (by the optionee's personal representative, heir or legatee, in the event of death) during the period ending one year after the date the optionee so ceased to be a member of the Board, but in no event later than the expiration date of the option.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS. Options and any agreements evidencing such options shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Non-Employee Directors, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment under this
Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall give each Non-Employee Director notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

         13. EFFECT OF CHANGE IN CONTROL.

                  (a) In the event of a Change in Control (as hereunder defined), notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an award of options, such options shall become immediately exercisable with respect to 100 percent of the shares subject to such option.

                  (b) "Change in Control" shall, unless the Board of the Company otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 25% or more of the voting stock of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors of the Company then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors ("Voting Stock") prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a Change in Control.

                  (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of an optionee's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         14. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of Section 9 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until the following conditions shall be satisfied:

                  (a) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities acts as now in force or hereafter amended; or

                  (b) Counsel for the Company shall have given an option that such shares are exempt from registration under federal and state securities acts as now in force or hereafter amended;

and the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Common Stock is then listed.

         The Company shall use its best efforts to satisfy or cause to be satisfied the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

         15. REPRESENTATION OF OPTIONEE. The Company may require the optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with federal and state securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

         16. APPROVAL OF STOCKHOLDERS. The effectiveness of this Plan and of the grant of all options hereunder is in all respects subject to, and the Plan and options granted under it shall be of no force and effect unless and until, and no option granted hereunder shall in any way vest or become exercisable in any respect unless and until, the approval of the Plan by the affirmative vote of a majority of the Company's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval, or by written consent of shareholders enforceable under applicable state law.

         17. TERMINATION AND AMENDMENT OF PLAN. The Board of the Company may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that (i) the Board of the Company may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting,
(a) increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any Non-Employee Director hereunder; (b) change the provisions of the Plan regarding the termination of the options or the time when they may be exercised; (c) change the period during which any options may be granted or remain outstanding or the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive options; (e) change the price at which options are to be granted; or (f) materially increase benefits accruing to option holders under the Plan; and (ii) the Plan shall in no event be amended more than once every six months other than to comport with changes in the Code. Termination or any modification or amendment of the Plan shall not, without consent of a Non-Employee Director, affect his rights under an option previously granted to him.

         18. APPLICABLE LAW. The Plan will be administered in accordance with federal laws, or in the absence thereof, the laws of the State of Florida.

         19. COMPLIANCE WITH SECTION 16. With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to Section 16 are concerned.


                                 *     *     *

As adopted by the Board of Directors of
RailAmerica, Inc.
as of January 1, 1995


As amended and restated by the Board of Directors of RailAmerica, Inc. as of April 8, 1999

                                RAILAMERICA, INC.

                           301 Yamato Road, Suite 1190
                            Boca Raton, Florida 33341

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned holder of Common Stock of RailAmerica, Inc., a Delaware corporation (the "Company"), hereby appoints Gary O. Marino and Donald
D. Redfearn, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of the Company, to be held at The Empress, 721 Government Street, Victoria, British Columbia, Canada, on Thursday, June 24, 1999, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) SET FORTH BELOW AND FOR THE OTHER PROPOSALS SET FORTH.

PROPOSAL 1.      Election of Donald D. Redfearn and Charles Swinburn as Class I
                 directors of the Company.

                 / / VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).

                      ---------------------------------------------------------

                 / /  VOTE WITHHELD from all nominees.

PROPOSAL 2.

         To approve and adopt the amendment to the Company's 1995 Non-Employee Directors Stock Option Plan.

         / /    FOR               / /    AGAINST             / /     ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 1999 Annual Meeting, or at any adjournments or postponements thereof.




                               (SEE REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

         The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 1998 Annual Report to Stockholders.

                                       Dated: ___________________________, 1999

                                       ________________________________________
                                                      (Signature)

                                       ________________________________________
                                               (Signature if held jointly)

                                       IMPORTANT: Please sign exactly as your
                                       name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       PLEASE MARK, SIGN AND DATE THIS PROXY
                                       CARD AND PROMPTLY RETURN IT IN THE
                                       ENVELOPE PROVIDED. NO POSTAGE NECESSARY
                                       IF MAILED IN THE UNITED STATES.